NOTICE OF

ANNUAL GENERAL MEETING OF HOLDERS OF COMMON SHARES

OF PEACE ARCH ENTERTAINMENT GROUP INC.

TAKE NOTICE that the Annual General Meeting of the Holders of Common Shares, of Peace Arch Entertainment Group Inc. (hereinafter called the “Company”) will be held at The Toronto Board of Trade, 3rd Floor, 1 First Canadian Place, Toronto, Ontario, M5X 1C1 on:

February 10, 2005

at the hour of 10:00 o’clock in the forenoon (Eastern Standard Time) for the following purposes:

1.

to receive the financial statements of the Company for its fiscal year ended August 31, 2004 and the report of the Auditors thereon;

2.

to determine the number of directors and to elect directors;

3.

to appoint Auditors for the ensuing year and to authorize the directors to fix their remuneration;

4.

to transact such other business as may properly come before the Meeting.

Accompanying this Notice are an Information Circular and Form of Proxy.

A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxy holder to attend and vote in his or her place.  If you are unable to attend the Meeting, or any adjournment thereof, in person, please read the instructions accompanying the form of Proxy enclosed herewith and then complete, date, sign and return the Proxy within the time set out in the instructions.  The enclosed Form of Proxy is solicited by Management of the Company but, as set out in the Instructions, you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.  Unregistered shareholders who received the enclosed Form of Proxy through an intermediary must deliver the Proxy in accordance with the instructions given by such intermediary.

Dated at Toronto, Ontario, this 20th day of December, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

“Gary Howsam”

Chief Executive Officer

Suite 407 – 124 Merton Street, Toronto, Ontario, M4S 2Z2
Telephone:  416-487-0377

INFORMATION CIRCULAR

AS AT AND DATED THE 20TH DAY OF DECEMBER, 2004

(unless otherwise noted herein)

This Information Circular accompanies the Notice of the Annual General Meeting of Holders of Common Shares, of Peace Arch Entertainment Group Inc. (hereinafter called the "Company"), and is furnished in connection with a solicitation of proxies for use at the Meeting and at any adjournment thereof.  The Meeting is sometimes hereinafter referred to as the “Meeting”.

PERSONS OR COMPANIES

MAKING THE SOLICITATION

THE ENCLOSED PROXY IS BEING SOLICITED BY

MANAGEMENT OF THE COMPANY

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company.  The Company may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy.  No solicitation will be made by specifically engaged employees or soliciting agents.  The cost of solicitation will be borne by the Company.

COMPLETION, DEPOSIT AND VOTING OF PROXIES

Those shareholders so desiring may be represented by proxy at the Meeting.  The persons named in the enclosed form of proxy are directors or officers of the Company.  A shareholder has the right to appoint a person (who need not be a member) to attend and act on his behalf at the Meeting other than the persons named as proxy holders in the form of proxy accompanying this Information Circular.  To exercise this right, the shareholder must either insert the name of the desired person in the blank space provided in the proxy and strike out the other names or submit another proxy.

The instrument of proxy must be dated and signed and, together with the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof, deposited either at the office of the Registrar and Transfer Agent of the Company, CIBC Mellon Trust Company, Proxy Dept, 200 Queen’s Quay East, Unit 6, Toronto, Ontario, M5A 4K9, (fax 416-368-2502) or at the Head Office of the Company at the address set out above, not less than 1 hour prior to the time of the holding of the Meeting or any adjournment thereof. Unregistered shareholders who received the proxy through an intermediary must deliver the proxy in accordance with the instructions given by the intermediary.

THE SHARES REPRESENTED BY THE PROXY SOLICITED HEREBY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF A CHOICE IS SPECIFIED WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SHARES SHALL BE VOTED OR WITHHELD FROM VOTING ACCORDINGLY.  WHERE NO CHOICE IS OR WHERE BOTH CHOICES ARE SPECIFIED IN RESPECT OF ANY MATTER TO BE ACTED UPON OTHER THAN THE APPOINTMENT OF AN AUDITOR OR THE ELECTION OF DIRECTORS AND A MANAGEMENT NOMINEE IS NAMED IN THE FORM OF PROXY TO ACT AS THE MEMBER’S PROXY, THE SHARES REPRESENTED BY THE PROXY HEREBY SOLICITED SHALL BE VOTED IN FAVOUR OF ALL SUCH MATTERS.  THE FORM OF PROXY GIVES THE PERSON NAMED AS PROXYHOLDER DISCRETIONARY AUTHORITY REGARDING AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

REVOCABILITY OF PROXY

In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or his attorney authorized in writing, or if the shareholder is a corporation, by a duly authorized officer or attorney thereof, and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or, as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked.

VOTING SHARES AND

PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue an unlimited number of Common Shares without par value and an unlimited amount of Preference Shares without par value.  As at December 20, 2004, there are 20,848,491 Common Shares and no Preference Shares issued and outstanding.   At a general meeting of the Company, on a show of hands, every shareholder present in person and entitled to vote and every proxy holder duly appointed by a holder of a share who would have been entitled to vote shall have one (1) vote and, on a poll, every shareholder present in person or represented by proxy or other proper authority and entitled to vote shall have one (1) vote for each Common Share of which such shareholder is the registered holder.  The chairman of the Meeting has the right not to conduct a vote by way of ballot on a matter unless a poll is demanded by a shareholder or proxy holder present at the Meeting or required because the number of shares represented by proxies that are to be voted against a matter is greater than 5% of the votes that could be cast at the Meeting in respect of that matter.

A quorum for the Annual General Meeting (sometimes hereinafter referred to as the “AGM”) is two shareholders present in person or represented by proxy holding not less than 33 1/3% of the issued and outstanding shares of the Company.

To the knowledge of the directors and senior officers of the Company, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, voting securities carrying more than 10% of the outstanding voting rights attached to any one class of voting securities of the Company, other than:

		Number of Securities	Percentage of Class
Name	Type of Ownership	Common	Common
CPC Communications Inc.(1)	Direct	6,833,333	32.6%
Peace Arch Project Development Corp.	Direct	3,489,814	16.7%

 (1) CPC Communications Inc. is an Ontario company that is controlled by the family of Gary Howsam, a director and officer of the Company and nominee for director.

The directors have determined that all shareholders of record as of the 21st day of December, 2004 will be entitled to receive notice of and to vote at the AGM.

ELECTION OF DIRECTORS

Each Director of the Company is elected annually and holds office until the next Annual Meeting of Shareholders unless that person ceases to be a Director before then.  In the absence of instructions to the contrary the shares represented by proxy will be voted on a poll for the nominees listed below.

MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR.  IN THE EVENT THAT PRIOR TO THE AGM ANY VACANCIES OCCUR IN THE SLATE OF NOMINEES HEREIN LISTED, IT IS INTENDED THAT DISCRETIONARY AUTHORITY SHALL BE EXERCISED BY THE PERSON NAMED IN THE PROXY AS NOMINEE TO VOTE THE SHARES REPRESENTED BY PROXY ON A POLL FOR THE ELECTION OF ANY OTHER PERSON OR PERSONS AS DIRECTORS.

Management proposes that the number of directors for the Company be fixed at eight (8) for the ensuing year, subject to such increases as may be permitted by the Articles of the Company and by applicable law.  The Directors have served in their respective capacities since their election or appointment on the date stated in the table and will serve until the next Annual General Meeting or until a successor is elected or appointed, unless the office is vacated in accordance with our Articles. The Management nominees for the Board of Directors and information concerning them as furnished by the individual nominees are as follows:

Name and Present office held	Director Since	No. of Shares Beneficially owned, directly or indirectly, or over which control or direction is exercised at the date of this Information Circular	Principal Occupation and if not at present an elected director, occupation during the past five (5) years
Common
Gary Howsam Toronto, Ontario President and CEO	January 20, 2003	6,833,333 (1)	President and CEO of Peace Arch Entertainment Group Inc.
Richard K. Watson Toronto, Ontario Secretary Corporate Governance & Greenlight Committee	January 20, 2003	1,250,000	Self Employed Lawyer
Juliet Jones Vancouver, B.C. Corporate Governance & Compensation Committee	February 22, 2001	17,391	Consultant
Nelson Thall Toronto, Ontario Audit & Compensation Committee	January 20, 2003	-	Media Scientist, Independent Contractor
Mara Di Pasquale Toronto, Ontario Chief Financial Officer/Chief Operating Officer	February 11, 2004	-

CFO and COO of Peace Arch Entertainment Group Inc. Former VP, Finance-Entertainment of Gullane Entertainment PLC and former CFO & COO of Catalyst Entertainment Inc. (2000-2003), former Sr. VP, Finance for Lions Gate Film Inc. (1988-2000)

John Flock Los Angeles, California President, Peace Arch LA, Inc.	Nominee	-

President of Peace Arch LA, Inc.,   an entertainment attorney.  He spent the last decade developing, writing and producing nearly a dozen motion pictures.  Most recently he was senior production and financing advisor to Cinefinance llc, one of the industry’s leading completion guarantors.

Dan Lyon Toronto, Ontario	November 30, 2004	-

President , Dandelion Entertainment Ventures Inc. (2002-Present) and VP Corporate Development, Class Production Rentals Inc. (2004-Present) former Executive VP of Distribution for TVA International Distribution Inc. (1996-2002)

Robert Essery Toronto, Ontario	Nominee	-	CEO of How to Web TV. President of the REO group of companies since 1992.

[1] Held by CPC Communications Inc., an Ontario company which is controlled by the family of Gary Howsam, a director and officer of the Company.

All of the nominees are residents of Canada with the exception of John Flock who is a resident of the United States.  At August 31, 2004, the Company has Audit (Ian Fodie, Charles Falzon and Nelson Thall), Executive/Corporate Governance (Juliet Jones, Richard Watson and Ian Fodie), Greenlight (project approval) (Charles Falzon and Richard Watson) and Compensation (NelsonThall and Juliet Jones) Committees, the members of which are to be appointed for the ensuing year with the exception of Ian Fodie and Charles Falzon who will be stepping down.

None of the nominees have, within the ten years before the date of this information circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets.

Advance Notice of the Meeting was published pursuant to Section 96 of the Business Corporations Act (Ontario) at Toronto, Ontario on the 20th day of December, 2004.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Toronto Stock Exchange Committee on Corporate Governance in Canada has issued a series of proposed guidelines for effective corporate governance (the “TSX” Guidelines), and the Toronto Stock Exchange requires listed companies to disclose their corporate governance system in their annual reports or information circulars.  As well, now effective, the Company has become subject to Multilateral Instrument 52-110 of the Canadian Securities Administrators (“MI 52-110”), which governs the composition of audit committees.

The Board has reviewed the TSX Guidelines, MI 52-110 and the Company’s own corporate governance practices.   The Company’s disclosure addressing each of the Guidelines is set out in Schedule “A” to this Information Circular.  The Company is committed to meeting or exceeding the guidelines set out in the TSX Guidelines.

Mandate of the Board of Directors

The mandate of the Board of Directors is to oversee the conduct of the Company’s business.  The Board meets at least once a month.  The Board is responsible for the overall strategic direction of the Company, management of principal risks and risk management systems, appointment and monitoring of senior management, the Company’s communications policy and internal control and management information systems.  The Board approves major development programmes, debt and equity financing and general strategic and operational plans.

The objective of the Board is to maximize Shareholder value in a manner that is consistent with good corporate citizenship, including fair treatment of the Company’s employees, customers and suppliers.  The Board expects management to perform in a manner consistent with achieving these objectives.

Composition of the Board of Directors

During the fiscal year ended August 31, 2004, the Board comprised of 7 directors.

One of the Guidelines makes it the responsibility of each Board to make a determination of the status of its members as related, unrelated, outside or inside; as such terms are defined or understood in the Guidelines.  The majority of the Company’s directors are independent of Management and are free from any interest, business or other relationship (other than any arising from shareholdings) which could, or could reasonably be perceived to, materially interfere with their ability to act with a view to the best interests of the Company.

Board Committees

(a)

Audit Committee

The mandate of the Audit Committee is to review the Company’s audited financial statements and to report on such statements to the Board before the statements are approved by the Board.  To fulfill this responsibility, the Audit Committee meets with the Company’s auditors to discuss the financial statements and any concerns raised by the auditors with respect to financial presentation or disclosure, and with respect to the Company’s interim financial controls.  For the year ended August 31, 2004, the Audit Committee was composed exclusively of “outside” directors, within the requirement of the TSX Guidelines.  In addition, the Audit Committee has been authorized to develop a process for assessing the effectiveness of the Board as a whole and of committees of the Board, and for assessing the contribution of individual directors and for assessing the Board on its effectiveness.

The Audit Committee for the year ended August 31, 2004, was composed of:  Ian Fodie, Charles Falzon and Nelson Thall.

MI 52-110 requires that the Audit Committee be composed of a minimum of three members, every member be a director of the Company, every member must be “independent” and “financially literate” (both as defined in MI 52-110).  Please refer to “Audit Committee” in the Company’s Annual Information Form dated January, 2005, for further information with regard to the composition of the Audit Committee.

(b)

Compensation Committee

The Board has constituted a Compensation Committee, which will review the Company’s overall compensation philosophy, corporate succession and development plans at the executive officer level.  The Compensation Committee consists of two unrelated directors.

The Compensation Committee for the year ended August 31, 2004 was composed of:  Juliet Jones and Nelson Thall.

(c)

Corporate Governance Committee

The Board has constituted a Corporate Governance Committee, which will develop and implement the Company’s approach to corporate governance issues.  The Corporate Governance Committee also exercise the functions of a nominating committee, and in such capacity will make recommendations with respect to the size and composition of the Board, recommend nominees to the Board, and the amount and form of directors’ remuneration to adequately compensate for risks and responsibilities assumed by directors, and assist in selecting a chair of the Board.  The Company’s orientation and education program for new recruits to the Board will be developed and implemented by this Committee.  The Corporate Governance Committee is composed of one related director and two unrelated directors.

The Corporate Governance Committee for the year ended August 31, 2004 was composed of:  Juliet Jones, Richard Watson and Ian Fodie.

STATEMENT OF EXECUTIVE COMPENSATION

(Form 51-102F6)

“CEO” means the individual who served as chief executive officer of the Company or acted in a similar capacity during the most recently completed financial year.

“CFO” means the individual who served as chief financial officer of the Company or acted in a similar capacity during the most recently completed financial year.

“Named Executive Officers” or “NEOs” means the following individuals:

(a)

each CEO;

(b)

each CFO ;

(c)

each of the Company’s three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $150,000, and

(d)

any additional individuals for whom disclosure would have been provided under (c) except that the individuals were not serving as an officer at the end of the most recently completed financial year-end.

The following table sets forth the compensation information for the Chief Executive Officer (“CEO”) and the next two (2) most highly compensated executive officers (collectively, the “Named Executive Officers”) for services rendered in all capacities during the financial periods ended August 31, 2004, 2003 and 2002.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
NEO					Awards		Payouts
Name and Principal Position	Year[1]	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities under Options/SARs Granted (#)	Shares or Units Subject to Resale Restrictions ($)	LTIP Payouts ($)	All Other Compensation ($)
Gary Howsam, President and CEO	2004	160,000	Nil	Nil	Nil	Nil	Nil	Nil
	2003	101,115	Nil	Nil	Nil	Nil	Nil	Nil
	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Mara Di Pasquale, CFO & COO	2004	149,999	Nil	Nil	Nil	Nil	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2002	Nil	Nil	Nil	Nil	Nil	Nil	NIl
Juliet Jones, Former President and CEO[2]	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2003	126,205	21,875	Nil	Nil	Nil	Nil	115,000[3]
	2002	168,445	Nil	Nil	Nil	100,000[4]	Nil	Nil

[1]

Ended 31st August.

[2]

Chief Financial Officer (“CFO”) until March 27, 2001.  CEO from March 27, 2001 and President/CEO from December 1, 2001 to January 20, 2003.

[3]

Severance payments: $100,000 pursuant to a non-compete agreement and $15,000 upon termination of employment, which have been paid in full.

[4]

Common Shares.

LONG TERM INCENTIVE PLANS –

AWARDS IN MOST RECENTLY COMPLETED FINANCIAL YEAR

There were no long term incentive plan awards during the most recently completed financial year.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	40,000 common shares (1)	$0.70	2,290,400 common shares (2)
Equity compensation plans not approved by security holders	Nil	Nil	Nil
Total	40,000 common shares	$0.70	2,290,400 common shares

(1) Stock options outstanding as at August 31, 2004.

(2) Stock options available for future issuance as per Amended Stock Option Plan dated January 2003.

OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

There were no option/SAR grants during the most recently completed financial year.

AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED

FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION/SAR VALUES

Except for the Company’s Amended Share Option Plan and except as noted below under “Employment Agreements”, there are no plans in effect pursuant to which cash or non-cash compensation was paid or distributed to Named Executive Officers during the most recently completed financial year or is proposed to be paid or distributed in a subsequent year.

TERMINATION OF EMPLOYMENT, CHANGES IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

The Company has no compensatory plan or arrangement with respect to the Named Executive Officers in the event of resignation, retirement or any other termination of the Named Executive Officers’ employment with the Company and its subsidiaries or in the event of a change of control of the Company or its subsidiaries or in the event of a change in the Named Executive Officers’ responsibilities following a change in control, where in respect of the Named Executive Officers the value of such compensation exceeds $100,000.

EMPLOYMENT AGREEMENTS / MANAGEMENT CONTRACTS

Effective 20th December, 2002, the Company entered into an Employment Services Agreement with CPC Communications Inc, an Ontario company controlled by the family of Gary Howsam, a Named Executive Officer.  The Agreement provides for a fee  of $150,000 per annum for the year ended 31st December, 2003, $165,000 per annum for the year ended 31st December, 2004, and $180,000 per annum for the year ended 31st December, 2005 as well as participation in such executive bonus plans as shall be implemented by the Company.

REPORT ON EXECUTIVE COMPENSATION

The Company’s compensation to its employees/executives consists principally of salary.  Consistent with market practice, incentive stock options are also awarded from time to time as an effective means to align the interest of Management and Shareholders.

The compensation program is designed so that the annual compensation for executive officers remain fair with the compensation for comparable employment, responsibilities and performance of other Canadian sized companies whose business endeavors are similar to those of the Company.

Executive compensation is geared to attract and retain highly qualified senior executives and recognize that long-term incentives are an integral part of aligning the interest of executive officers and the Shareholders.  Long-term incentives are principally in the form of stock options and when determining how many new options are to be granted, the Compensation Committee will consider a number of factors including salary, level of responsibility and the amount and terms of the options.  None of the stock options outstanding are subject to restrictions on resale.  The Company is currently reviewing company wide options.

There have been no bonuses awarded to any of the NEO’s during the fiscal year ended August 31, 2004 under a Performance-based Bonus Plan as there is no such plan in place.  The Company is currently in the processes of creating a Performance-based Bonus Plan under which relevant performance criteria and the basis for award decisions will be laid out.  This Performance-based Bonus Plan should be in place sometime in the new fiscal year.

The Compensation Committee, consisting of business leaders, is familiar with compensation packages in industry and familiarizes itself with remuneration practices in general.

The compensation of the Chief Executive Officer includes the same elements as are in the compensation of other executive officers as described above and is established by the Compensation Committee based on its opinion as to a fair and reasonable compensation package taking into account his contribution to the Company’s long-term growth and the Compensation Committee member’s knowledge of remuneration practices both in Canada.  At present the Chief Executive Officer has a 3-year management contract with the Company ending December 31, 2005 and is below the market value for this type of company.

PENSION PLAN

No pension plan or retirement benefit plans have been instituted by the Company and none are proposed at this time.

PERFORMANCE GRAPH

The following graph compares the cumulative total Shareholder return with those of the S&P/TSX Composite Index (formerly known as TSE 300 Total Return Index) for the period commencing August 31, 2000 and ending August 31, 2004.  All values assume that $100 was invested on August 31, 2004 in our Common Shares and each applicable index.  Note:  We caution that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

Company/Index	8/31/00		8/31/01		8/31/02		8/31/03		8/31/04
	A	B	A	B	A	B	A	B	Common
Peace Arch Entertainment Group Inc.	100	100	62.4	52.4	9.7	7.2	17.2	18.5	23.7
S&P/TSX Composite Index	100		65.8		58.8		66.8		74.5

Return of Investment Chart

CUMULATIVE TOTAL RETURNS
Value of $100 invested on August 31, 2000
120
100
80
60
40
20
0
8/31/00
8/31/01
8/31/02
8/31/03
8/31/04
PAE Class A
PAE Class B
S&P TSX Composite

**Note that the separate classes were restructured as Commons Shares on March 12, 2004 and began trading as Common Shares on March 16, 2004

COMPENSATION OF DIRECTORS

During the most recently completed financial year ended August 31, 2004, the Directors of the Company were entitled to a yearly retainer of $5,000, which the Company expects will be paid in full, in fiscal 2005.  As well, Directors were entitled to $500 for each Directors’ or Committee Meeting attended in person and $300 for each Directors’ or Committee Meeting attended by conference call.  Chairpersons of any Directors’ or Committee Meeting were entitled to twice that of a non-chair member.

Set forth below is a list of all stock options granted by the Company pursuant to the Company’s Amended Share Option Plan to non-Named Executive Officer directors and other "insiders" (as that term is defined in the Securities Act (Ontario)) of the Company, outstanding and exercisable at the date of this Information Circular.

Name of Optionee	No. of Common Shares	Exercise Price Per Share	Date of Grant	Expiry Date
Non-Named Executive Officer Directors
Nelson Thall	10,000	$0.50	January 20, 2003	June 20, 2006
Richard Watson	10,000	$0.50	January 20, 2003	June 20, 2006
Ian Fodie	10,000	$0.80	September 18, 2003	March 18, 2007
Charles Falzon	10,000	$1.00	January 12, 2004	May 12, 2007
Other insiders	0	0	N/A	N/A

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

During the most recently completed financial year and currently, there was no indebtedness of Directors, Executive Officers and/or Senior Officers to the Company.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

On January 30, 2003, CPC Communications Inc., a company controlled by the family of Gary Howsam, a director and officer of the Company, acquired 8,333,333 Class B Subordinate Voting Shares at the deemed price of $0.30 per share in exchange for assets acquired by the Company. This transaction was fully disclosed in the Company’s Information Circular dated December 18, 2002.

On January 30, 2003, Richard Watson, a director of the Company, purchased from treasury 1,250,000 Class B Subordinate Voting Shares at a price of $0.30 per share as part of a larger private placement of 5,000,000 Class B Subordinate Voting Shares at a price of $0.30 per share.  This transaction was fully disclosed in the Company’s Information Circular dated December 18, 2002.

No insider of the Company, no proposed nominee for election as a director of the Company and no associate or affiliate of any of the foregoing, has any material interest, direct or indirect, in any other transaction since the commencement of the Company's last financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company or any of its subsidiaries.

APPOINTMENT OF AUDITORS

At the AGM, shareholders will be asked to vote for the appointment of PricewaterhouseCoopers LLP, Chartered Accountants, of PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, BC, Canada V6C 3S7 as the Company’s auditors to hold office until the next annual meeting of shareholders, and to authorize the directors to fix their remuneration.   PricewaterhouseCoopers were first appointed as the Company’s auditors on March 15, 2003 following the resignation of KPMG LLP, Chartered Accountants who were first appointed in February 1999.  To the knowledge of the directors and officers of the Company, there have been no disagreements, unresolved issues or consultations with the former auditors, KPMG LLP, Chartered Accountants.  It is the intention of management of the Company to vote the proxy solicited hereby, unless the shareholder directs therein that his/her shares be withheld from voting on the appointment of auditors, for the appointment of PricewaterhouseCoopers LLP, Chartered Accountants as the Company’s auditors.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the directors or senior officers of the Company, no nominee for election as a director of the Company, none of the persons who have been directors or senior officers of the Company since the commencement of the Company's last completed financial year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the AGM other than as disclosed under the headings “Executive Compensation” and "Particulars of Matters to be Acted Upon".

PARTICULARS OF MATTERS TO BE ACTED UPON

There are no particulars to be acted upon at the AGM.

DIRECTORS’ AND OFFICERS LIABILITY INSURANCE

The Company has insurance coverage for the benefit of its directors and officers and the directors and officers of its subsidiaries pursuant to ACE Ina’s insurance plan.  The policy provides for each such director and officer, subject to an annual aggregate limit total of CDN$5,000,000, including defense costs.

The amount deductible is respect of a claim related to the directors and officers, either individually or in the aggregate, is CDN$100,000 and USD$250,000 for SEC Claims.  The deductible applies to claims made by the Company or its subsidiaries in connection with amounts which it, or its subsidiaries, have indemnified directors and officers.

ADDITIONAL DOCUMENTATION

The Company is a reporting issuer accountable to the securities commissions of certain provinces of Canada and is therefore required to present financial statements and information circulars to the various securities commissions in such provinces.  Copies of the Company's Information Circular and the most recent consolidated and audited financial statements and MD&A are available on request from the Company's CEO.  All the Company’s public documents are filed with SEDAR and EDGAR and can be found on the following websites, www.sedar.com, and www.sec.gov.

Financial information is provided in the Company’s comparative financial statements and MD&A for the most recently completed financial year.

MANAGEMENT KNOWS OF NO OTHER MATTERS TO COME BEFORE THE MEETING OTHER THAN THOSE REFERRED TO IN THE NOTICE OF MEETING. HOWEVER, SHOULD ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING THE SHARES REPRESENTED BY THE PROXY SOLICITED HEREBY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PERSONS VOTING THE SHARES REPRESENTED BY THE PROXY.

APPROVAL OF INFORMATION CIRCULAR

The contents and the sending of this Information Circular have been approved by the directors of the Company.

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

IT IS AN OFFENCE UNDER THE SECURITIES ACT, THE SECURITIES REGULATION AND THE ONTARIO SECURITIES COMMISSION RULES FOR A PERSON OR COMPANY TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE ACT OR THE REGULATIONS THAT, AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

BY ORDER OF THE BOARD OF DIRECTORS

"Gary Howsam"

President and CEO

SCHEDULE “A”

PEACE ARCH ENTERTAINMENT GROUP INC.

STATEMENT OF CORPORATE GOVERNANCE

As at December 20, 2004

	CORPORATE GOVERNANCE GUIDELINE		COMMENTS

1.	Board should explicitly assume responsibility for stewardship of the Company, and specifically for:

In accordance with the Business Corporations Act (Ontario), (OBCA), the business of the Company is managed under the direction of its Board of Directors.  The President/Chief Executive Officer (the “CEO”) makes recommendations to the Board of Directors with respect to matters of corporate policy after discussion, when appropriate, with other members of Senior Management.  The Board of Directors then makes the decisions which it deems appropriate and supervises the execution of such decisions and reviews the results obtained.

	a.	Adoption of a strategic planning process and approval of a strategic plan

The duties of the Board of Directors include the review on an ongoing basis of the strategic plan of the Company, a discussion of such plan with the President/CEO, an assessment of the opportunities and risks identified and approval of the plan.

	b.	Identification of principal risks, and implementing risk managing systems	The Board of Directors’ duties include the review of overall business risks and the Company’s practices and policies for dealing with these risks.

	c.	Succession planning and monitoring senior management

The Compensation Committee reviews, reports and, where appropriate, provides recommendations to the Board on succession planning matters and, with the Board of Directors, monitors the performance of Senior Management.

	d.	Communications policy

It is the duty of each of the Board of Directors, the Audit Committee and the Chief Financial Officer (“CFO”) to review and, where required, approve statutory disclosure documents prior to their distribution to shareholders.

In addition, the Company has a shareholder relations process to respond to shareholder questions and concerns.  All communications from shareholders are referred to the appropriate corporate officer or investor relations consultant for response, consideration or action.  Management promptly advises the Board of Directors if any significant issues are raised by shareholders.  In addition, the Company communicates with its shareholders, securities analysts and media regularly on developments in its business and results, through the annual report, quarterly financial statements and reports to shareholders, press releases and material change reports, when needed.

	e.	Integrity of internal control and management information systems

The Board of Directors duties include the assessment of the integrity of the Company’s internal controls and information systems.  In addition, the Audit Committee has oversight responsibility of internal controls and management information systems.

2.

Majority of Directors should be unrelated (independent of management and free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the company, other than interests and relationships arising from shareholding and if the Company has a significant shareholder, such Directors should have no interests in or relationship with either the Company or the significant shareholder).  A significant shareholder is defined as “a shareholder with the ability to exercise a majority of the votes for the election of the board of directors”.

The Board of Directors is currently composed of seven persons.  Of the eight Directors, five are “unrelated” under the Guidelines and three are “related” (as set out below).  The Company does have a “significant shareholder” as that term is defined in the Guidelines.  The significant shareholder is CPC Communications Inc. which is controlled by the family of Gary Howsam, one of the Directors and Officers of the Company.

3.	The Board is required to disclose, for each Director, whether he or she is related, and how that conclusion was reached.

Gary Howsam:  Related.  President and Chief Executive Officer of the Company.

Richard Watson:  Related.  Secretary of the Company and Legal Counsel to the Company.

Juliet Jones:  Unrelated.

Nelson Thall:  Unrelated.

Ian Fodie:  Unrelated.

Charles Falzon:  Unrelated.

Mara Di Pasquale: Related.  Chief Financial Officer & Chief Operating Officer

John Flock: (nominee): Related. President of subsidiary, Peace Arch LA, Inc.

Dan Lyon: Unrelated

Robert Essery (nominee): Unrelated

4.

The board of directors of every corporation should appoint a committee of directors composed exclusively of outside (non-management) directors, a majority of whom are unrelated directors, with the responsibility for proposing to the full board new nominees to the board and for assessing directors on an ongoing basis.

The President/CEO submits to the Executive/Corporate Governance Committee candidates to fill vacancies on the Board of Directors.  If the candidacy is endorsed by the Executive/Corporate Governance Committee, it is then submitted for approval to the Board of Directors.  The Audit Committee has been asked to perform the process of assessing the effectiveness of the Board, its committees and individual Directors on an ongoing basis.

The Executive/Corporate Governance Committee is composed of, one related outside Director and two unrelated outside Director.

5.	Implement a process for assessing the effectiveness of the Board, its Committees and individual Directors.	See Item 4 above.

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6.	Provide orientation and education programs for new Directors.

There are no formal orientation or education programs for new Directors, however new Directors are provided with information and documentation relating to the commercial activities of the Company and the internal organization of the Company.  Senior Management and certain of the Directors also meet with potential new Directors.  The meetings in which new Directors participate as well as discussions with other Directors and with management permit new Directors to familiarize themselves rapidly with the operations of the Company.

7.	Board should review compensation of Directors in light of risks and responsibilities.		The Compensation Committee of the Board of Directors reviews periodically compensation policies in light of market conditions and practice and in light of risks and responsibilities.

8.	Subject to Guideline 13, committees of the Board should generally be composed of outside (non-management) Directors, a majority of who are unrelated Directors.

The Compensation Committee is composed of two unrelated Directors.

The Audit Committee is composed of three unrelated Directors.

The Executive/Corporate Governance Committee is presently composed of one related Director and two unrelated Directors.

The Greenlight Committee is presently composed of one related and one unrelated Director.

9.	Board should expressly assume responsibility for, or assign to a committee the general responsibility for, developing the approach to corporate governance issues.		The Board of Directors is responsible for developing and monitoring the Company’s approach to governance issues and for the Company’s response to the Guidelines.

10. 10	a.	Define limits to management’s responsibilities by developing position descriptions for:

(i) the Board:

The Board of Directors is, by law, responsible for managing the business and affairs of the Company.  Any responsibility which is not delegated to either management or a committee remains with the Board.  Except where specifically delegated to management, generally, all matters of policy and all actions proposed to be taken which are not ordinary course business require the prior approval of the Board or of a Board Committee to which approval authority has been delegated.

(ii) the CEO

The corporate objectives which the President/CEO is responsible for meeting, with the rest of Management placed under his supervision, and against which he is assessed, are determined by the strategic plans and the budget as same are approved on an on-going basis by the Company’s Board of Directors.

	b.	Board should approve CEO’s corporate objectives.	See Item 10(a)(ii).

11. 11	Implement structures and procedures to ensure the Board to function independently of management.

The Board is free to ask one or more members of Management to withdraw during certain discussions and the Directors of the Company would not hesitate to meet without the presence of the members of Management who are also Directors, if the circumstances were to so require.

12. 12	a.	Establish an Audit Committee with a specifically defined mandate.

The roles and responsibilities of the Audit Committee include the review of the Annual and quarterly financial statements of the Company as well as assessing the effectiveness of the Board, its Committees and individual Directors.  The Audit Committee has direct communication channels with the external auditors to discuss and review specific issues as appropriate.

	b.	All members should be unrelated Directors who are financially literate and at least one member should have accounting or related financial expertise.	The Audit Committee is composed of three unrelated Directors who are financially literate and at least one member has accounting or related financial expertise.

13. 13	Implement a system to enable individual Directors to engage outside advisors, at the Company’s expense.		Individual Directors could, if required, retain outside advisors at the Company’s expense.

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